Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-113173 of BioVeris Corporation on Form S-8 of our report dated March 18, 2005 (relating to the financial statements of Meso Scale Diagnostics, LLC. at December 13, 2004 and for the period January 1, 2004 to December 13, 2004), appearing in this Annual Report on Form 10-K of BioVeris Corporation for the year ended March 31, 2005.

/s/ Aronson & Company

Rockville, Maryland
June 13, 2005